Exhibit 10.120

FOURTH AMENDMENT TO SUBLEASE AGREEMENT

THIS FOURTH AMENDMENT TO SUBLEASE AGREEMENT (this “Fourth Amendment”) is made as of the 6th day of October, 2015 by and among APH&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Prime Landlord”), APH&R NURSING, LLC, a Georgia limited liability company (“Landlord”) and HIGHLANDS OF LITTLE ROCK SOUTH CUMBERLAND, LLC, a Delaware limited liability company (“Tenant”)
RECITALS
A.     Prime Landlord, Landlord and Tenant entered into that Sublease Agreement dated as of January 16, 2015 as amended by that certain First Amendment to Sublease Agreement dated February 25, 2015, by that certain Second Amendment to Sublease Agreement dated as of March 31, 2015 and that certain Third Amendment to Sublease Agreement dated as of April 30, 2015 (as amended, the “Lease”). Landlord leases the Premises from Prime Landlord pursuant to the Prime Lease.
B.    Prime Landlord, Landlord and Tenant have agreed to further amend the Lease on the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Prime Landlord, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Recitals Incorporated: Certain Defined Terms. The recitals set forth above are incorporated into this Fourth Amendment and shall be deemed to be terms and provisions hereof, the same as if fully set forth in this Section 1. Capitalized terms that are not otherwise defined in this Fourth Amendment shall have the same meanings ascribed to such terms in the Lease.
2.    Approval. This Amendment is subject to the approval of the lender holding a first priority mortgage on the Facility.
3.    Amendments.

a.	Section 1 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:
1.Term. The “Term” of this Lease commenced on May 1, 2015 (the “Commencement Date”) and shall continue until April 30, 2030. A “Lease Year” is the twelve (12) month period commencing on the Commencement Date and each anniversary thereof during each year of the Term. For purposes hereof, “Termination Date” shall mean the last day of the Term or the earlier date on which this Lease may be terminated as provided herein.

HNZW//3583-1
(Cumberland)

b.	Section 3.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

(a)	Lease Year One. Commencing with Base Rent due on July 1, 2015 and continuing until April 30, 2016, Base Rent shall be equal to Forty-five Thousand and 00/100 Dollars ($45,000.00) per month.

(b)	Lease Years 2 and 3. During Lease Years 2 and 3, Base Rent shall be equal to one-hundred two percent (102%) of the Base Rent paid for the immediately preceding Lease Year.

(c)	Lease Years 4 through 6. During Lease Years 4, 5 and 6, Base Rent shall be equal to one-hundred three percent (103%) of the Base Rent paid for the immediately preceding Lease Year.

(d)	Lease Years 7 through 15. During Lease Years 7 through 15, Base Rent shall be equal to one-hundred three and one-half percent (103.5%) of the Base Rent paid for the immediately preceding Lease Year.

c.	Section 3.2 of the Lease is hereby deleted in its entirety.

d.	Section 3.7 of the Lease is hereby deleted in its entirety.

e.	Section 4 of the Lease is amended by deleting the first sentence thereof in its entirety and by substituting the following in lieu thereof:
Tenant shall deposit with the Landlord and maintain during the Term the sum of Forty-five Thousand and 00/100 Dollars ($45,000.00) as a security deposit (the “Security Deposit”) which Landlord shall hold as security for the full and faithful performance by Tenant of every material term, provision, obligation and covenant under this Lease and any Related Lease subject to the terms and conditions of this Lease.

f.	Section 4 of the Lease is hereby further amended by adding the following paragraph at the end thereof:
Notwithstanding any provision of this Section 4 to the contrary, Tenant acknowledges that and agrees that Landlord may apply the Security Deposit to the Base Rent due hereunder on September 1, 2015. Tenant further agrees to deposit with Landlord on the earlier of (i) the closing of Tenant’s line of credit to be secured by accounts receivable of the Facility or (ii) December 31, 2015, additional money sufficient to restore the Security Deposit to the full amount required to be deposited with Landlord and Tenant’s failure to do so shall constitute an Event of Default without any further Notice.

HNZW//3583-1
(Cumberland)

g.	Section 7 of the Lease is hereby amended by deleting the last paragraph thereof in its entirety.

h.	Section 13 of the Lease is hereby amended by adding the following Section (i) at the end thereof:
(i) The failure of Highlands Arkansas Holdings, LLC to make any payment of principal or interest when due under that certain Second Replacement Promissory Note dated as of August 21, 2015 given in favor of AdCare Health Systems, Inc.

i.	Section 31 of the Lease is hereby amended by deleting the last sentence thereof and by adding the following in lieu thereof:
Tenant acknowledges and agrees that the following terms and conditions shall apply to Landlord’s self-insured tail liability with regard to professional or general liability incidents which occurred prior to the Commencement Date, for which Tenant is indemnified as set forth in Section 7.13 of the Transfer Agreement: (i) such liability shall not be funded or supported by a letter of credit or other collateral, (ii) such liability, since not actual insurance coverage, shall not name Tenant or its affiliates as additional insureds, (iii) Landlord will not provide excess coverage and (iv) claims under such liability will not be limited to $500,000.00 and will be managed by Sedgwick Claims Management Services (“Sedgwick”) (or such other claims management services as may be chosen by Landlord). If a claim is reported, Landlord shall advise Tenant of such claim and Sedgwick shall (i) collect information to defend the claim, (ii) select legal counsel (if needed), (iii) evaluate the potential liability and (iv) recommend to Landlord and its parent company, AdCare Health Systems, Inc. (“ADK”) a liability reserve amount. ADK will then recognize the potential liability on its balance sheet by creating a loss reserve and all settlements and/or judgments will be paid out of ADK’s general funds. ADK shall provide Tenant with evidence of such recognition of liability on its balance sheet. Any claims brought by Tenant or its affiliates relating to the operation of the Facility prior to the Commencement Date shall be brought in accordance with the Transfer Agreement.
j.     Schedule 1 to the Lease is hereby deleted in its entirety and Schedule 1 attached to the Fourth Amendment is substituted in lieu thereof.
3.    No Other Changes. Except as amended by the terms of this Fourth Amendment, the Lease shall remain in full force and effect and the parties hereto hereby affirm the same.
4.No Waiver. Neither the entering into of this Fourth Amendment nor any provision set forth herein shall be construed to be a waiver of any condition to performance under or breach of the terms of the Lease.

HNZW//3583-1
(Cumberland)

5.Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. To facilitate execution and delivery of this Agreement, the parties may exchange counterparts of the executed signature pages by facsimile or other electronic transmission.
6.Entire Agreement. This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
7.Authority. The parties signing below on behalf of Prime Landlord, Landlord and Tenant represent and warrant that they have the authority and power to bind their respective party.
[signatures appear on following page]

HNZW//3583-1
(Cumberland)

IN WITNESS WHEREOF, the parties have duly caused this Fourth Amendment to Sublease Agreement to be executed as of the day and year first written above.

PRIME LANDLORD:
APH&R PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

LANDLORD:
APH&R NURSING, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

TENANT:

HIGHLANDS OF LITTLE ROCK SOUTH CUMBERLAND, LLC,
a Delaware limited liability company
By:    /s/ R. Denny Barnett
Name:    R. Denny Barnett
Title:    Chief Manager

HNZW//3583-1
(Cumberland)

SCHEDULE 1
RELATED FACILITIES

Facility Name	Prime Landlord Affiliates	Landlord Affiliates	Tenant Affiliates	Address	Bed Number Facility Type
Homestead Manor Nursing Home	Homestead Property Holdings, LLC	Homestead Nursing, LLC	Highlands of Stamps, LLC	826 North Street Stamps, AR 71860-4522	104 bed SNF
Heritage Park Nursing Center	Park Heritage Property Holdings, LLC	Park Heritage Nursing, LLC	Highlands of Rogers Dixieland, LLC	1513 S. Dixieland Road Rogers 72758-4935	110 bed SNF
Stone County Nursing and Rehabilitation Center	Mt. V Property Holdings, LLC	Mountain View Nursing, LLC	Highlands of Mountain View SNF, LLC	706 Oak Grove Street Mountain View, AR 72560-8601	97 bed SNF
Stone County Residential Care Facility	Mountain Top Property Holdings, LLC	Mountain Top ALF, LLC	Highlands of Mountain View RCF, LLC	414 Massey Avenue Mountain View, AR 72560-6132	32 bed ALF
West Markham Sub Acute and Rehabilitation Center	Little Rock HC&R Property Holdings, LLC	Little Rock HC&R Nursing, LLC	Highlands of Little Rock West Markham, LLC	5720 West Markham Street Little Rock, AR 72205-3328	154 bed SNF
Woodland Hills Healthcare and Rehabilitation	Woodland Hills HC Property Holdings, LLC	Woodland Hills HC Nursing, LLC	Highlands of Little Rock Riley, LLC	8701 Riley Dr. Little Rock, AR 72205-6509	140 bed SNF
Northridge Healthcare and Rehabilitation	Northridge HC&R Property Holdings, LLC	Northridge HC&R Nursing, LLC	Highlands of Little Rock John Ashley, LLC	2501 John Ashley Dr. North Little Rock, AR 72114-1815	140 bed SNF
Cumberland Health and Rehabilitation Center	APH&R Property Holdings, LLC	APH&R Nursing, LLC	Highlands of Little Rock South Cumberland, LLC	1516 South Cumberland Street Little Rock, AR 72202-5065	120 bed SNF
River Valley Health and Rehabilitation Center	Mt. V Property Holdings, LLC	Valley River Nursing, LLC	Highlands of Fort Smith, LLC	5301 Wheeler Avenue, Fort Smith, AR 72901-8339	129 bed SNF

HNZW//3583-1
(Cumberland)